UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 5, 2013

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Sionix Corporation
(Exact name of registrant as specified in its charter)

Nevada	002-95626-D	87-0428526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

914 Westwood Blvd., Box 801 Los Angeles, CA	90024
(Address of principal executive offices)	(Zip Code)

(704) 971-8400
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)               Appointment of Officer

On March 5, 2013, the Board of Directors of Sionix Corporation (the "Company") approved the appointment of Dr. Rex Crick as the Company's Chief Operating Officer.

Between July 2007 and July 2011, Dr. Crick served as Vice President of Research and Development, and then as Chief Executive Officer, with Recycle Technologies International, Inc., a company engaged in manufacturing products from recycled materials.  From July 2011 to April 2012, Dr. Crick served as Vice President and General Manager of Recycle Technology Industries, LLC, the successor to Recycle Technologies International, Inc.  Dr. Crick is currently Professor Emeritus of Geology at the University of Texas at Arlington, a position he has held since January 2008.  Since May 2012, Dr. Crick has provided consulting services to recycling start-ups.  Dr. Crick has 30 years of hands-on field experience with subsurface basins and shale reservoirs, experience that is difficult to duplicate and important to the Company as it seeks to work closely with the oil and gas industry to deliver its environmentally responsible water treatment technologies.

Dr. Crick’s areas of technical expertise include petroleum geology, hydrology, recycling, manufacturing process design, and the interpretation of reservoirs and source shales including the Anadarko reservoirs and the Woodford, Fayetteville, Marcellus, and Chattanooga Shales.  He has published and lectured extensively and has consulted for major oil producers including Mobil, ARCO, BP, Marathon, and Exxon/Mobil.  Dr. Crick also served in the U.S. Navy.

Dr. Crick recently acted as a consultant at the Company's frack water treatment project in the Williston Basin of North Dakota, where his experience and leadership have provided important contributions.  For his consulting services, the Company paid Dr. Crick cash compensation in the amount of $5,000.

There is no family relationship between Dr. Crick and any of the Company's directors or executive officers.  Other than the transaction described above, there was no transaction since October 1, 2010 that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

As an inducement to Dr. Crick to accept the position of Chief Operating Officer, the Company granted to him 1,000,000 restricted shares of common stock.  Dr. Crick will receive cash compensation in the amount of $80,000 per year in exchange for his services.

Item 8.01   Other Events

On March 6, 2013, the Company issued a press release disclosing the appointment of Dr. Crick as its Chief Operating Officer.  A copy of the press release is included as exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits

Exhibits:

99.1           Press release issued March 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2013

SIONIX CORPORATION

By:	/s/ Kenneth Calligar
Kenneth Calligar
Interim Chief Executive Officer

Exhibit Index

Exhibit No.    Description

99.1                 Press release issued March 6, 2013.